Exhibit 99.1

NeoStem Announces PreSERVE AMI Clinical Trial One-Year Follow-Up Results

Results support previous observation of dose-dependent signals across multiple endpoints

New York, NY (March 16, 2015) - NeoStem, Inc. (NASDAQ:NBS), a biopharmaceutical company developing novel cell based personalized medicine therapies, announced today the presentation of updated efficacy and safety results from the one-year follow-up for its Phase 2 PreSERVE study and additional analyses of certain functional tests at ACC.15, the American College of Cardiology’s 64th Annual Scientific Session and Expo, in San Diego, California. The one-year follow-up results are defined as all data accumulated until the last patient enrolled completed 12 month follow-up. Thus, the results actually represent data from patients with a median follow-up of 18 months.

The PreSERVE study is NeoStem’s clinical trial evaluating NBS10 which is being developed to treat damaged heart muscle following an acute myocardial infarction. One-year follow-up safety data collected thus far supports the trial’s 6 month results presented at the American Heart Association’s Scientific Sessions in November 2014. The ACC presentation contained updated safety and exploratory efficacy data and additional analyses conducted on left ventricular ejection fraction (LVEF) data. Clinical Endpoint Committee adjudication of major adverse cardiac events (MACE) was performed on the 6 month data reported previously and was not performed for new events (occurring between 6 and 12 months). The next prescribed adjudication of MACE is currently planned at the end of patient follow-up. At 12-month follow-up, no meaningful safety or tolerance differences were observed between treatment and control groups. In this updated analysis, no additional deaths were reported in the treatment or control groups beyond those previously reported in the six month analysis. In addition, in post hoc subset analyses based on the number of cells patients received, serious adverse event (SAE) frequency continues to show numerical improvement at all cell doses when compared to control.

No additional SPECT data were collected at one year follow-up. As an exploratory measure of efficacy, PreSERVE looked at reduction of infarct size at six months. Patients receiving 20 million cells or more experienced a decrease in infarct size of 41% vs 24% for patients in the control group.

Based on the one-year follow-up results, the company and its scientific advisors believe that the study results suggest:

•	Intracoronary administration of autologous CD34+ cells appears safe and well-tolerated;

•	A signal for a mortality benefit; and

•	A signal for reduction in the frequency of serious adverse events (SAEs) in higher dose groups.

“We believe that these data, when coupled with the six month data on MACE and LVEF that we previously reported, are encouraging and show the possibility that higher doses of CD34 cells may provide benefit to patients post-STEMI,” said Dr. Douglas Losordo, Chief Medical Officer of NeoStem. “Further consideration of these data, in consultation with our medical advisory board, should lead us to a determination of the next steps for the development of this program in the second half of 2015.”

“While small in number, we are encouraged by the fewer mortality events observed for treated patients versus control patients as of the date of this 12 month follow-up. In addition, we are very encouraged by the persistence of reduced serious adverse event rates and evidence for improved infarct healing and left ventricular function,” said Dr. Arshed A. Quyyumi, Professor of Medicine at Emory University and Lead Principal Investigator of the PreSERVE AMI study, who made the presentation at ACC.15. “In addition, the failure of SPECT imaging to document changes at the 6 month interim analysis, despite signs of clinical benefit in multiple parameters, suggests that this technique is not applicable in this setting.”
These highlights should be read in conjunction with a full and complete copy of the data as contained in the ACC presentation, which data can be viewed by visiting the NeoStem website at www.Neostem.com/media/events/ and on the Securities and Exchange Commission website at www.sec.gov.
About NeoStem's Ischemic Repair Program
NeoStem is developing CD34 cell-based therapies to address damage to tissue caused by ischemia. Ischemia occurs when the supply of oxygenated blood in the body is restricted. The Company's Ischemic Repair Program seeks to reverse the damage caused by this restriction through the development and formation of new blood vessels. The Program's lead product candidate in this area is NBS10, a chemotactic hematopoietic stem cell product comprised of autologous bone marrow-derived CD34/CXCR4 cells selected to treat damaged heart muscle following AMI (severe heart attack). NBS10 is thought to work by increasing microvascular blood flow in the heart muscle via the development and formation of new blood vessels, thereby reversing the restriction of blood supply caused by a heart attack and rescuing at-risk cardiac tissue from eventual cell death.
About the PreSERVE AMI Clinical Trial
PreSERVE AMI is a randomized, double-blind, placebo-controlled clinical trial of intracoronary infusion of autologous CD34 cells in patients with left ventricular dysfunction post-ST elevation myocardial infarction (STEMI). The trial included 161 subjects at 60 sites in the United States, randomized 1:1 between treatment and placebo arms. Eligible patients presented with acute STEMI, had successful stenting of the infarct-related artery and had left ventricular dysfunction 4 days after AMI. Primary endpoints include occurrence of SAEs and MACE (defined as cardiovascular death, re-infarction, heart failure hospitalization, and coronary revascularization) through 3 year follow-up, and 6-month change in myocardial perfusion (RTSS) measured quantitatively by gated SPECT myocardial perfusion imaging. Secondary endpoints include cardiovascular magnetic imaging resonance (CMR) to measure left ventricular ejection fraction (LVEF), left ventricular end-systolic volume (LVESV), left ventricular end-systolic diameter (LVEDV). Infarct size (baseline and six months) was an exploratory endpoint.
About NeoStem, Inc.

NeoStem is a biopharmaceutical company pursuing the preservation and enhancement of human health globally through the development of novel cell based personalized medicine therapeutics that prevent, treat or cure disease. The Company is developing therapies based on three platform technologies (immune-oncology, ischemic repair and immunomodulation) with a lead, late-stage (Phase 3, 2 and 2, respectively) clinical program for each. The combination of a rich therapeutics pipeline and an externally recognized in-house center for cell therapy process development and manufacturing has created an organization with unique capabilities for accelerated and efficient product development. www.neostem.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company's business strategy, the Company's ability to develop and grow its business, the successful development of cellular therapies with respect to the Company's research and development and clinical evaluation efforts in connection with the Company's Targeted Immunotherapy Program, Ischemic Repair Program , Immune Modulation Program and other cell therapies, especially NBS10, the future of the regenerative medicine industry and the role of stem cells and cellular therapy in that industry, and the performance and planned expansion of the Company's contract development and manufacturing business as well as its efforts to expand its capabilities into the cell therapy tools market. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the "Risk Factors" described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on March 2, 2015, and in the Company's other periodic filings with the SEC. The Company's further development is highly dependent on future medical and research developments and market acceptance, which is outside of its control. While 6 month and 12 month data have been collected, those data are subject to ongoing analysis, and results reported at this time are preliminary. There can be no assurance that further analysis may not reveal negative, or less promising, results.
CONTACT: NeoStem, Inc.
Eric Powers
Manager of Communications and Marketing
Phone: +1-212-584-4173
Email: epowers@neostem.com